Worksport ($WKSP) Sees 51% B2C and 60% B2B Sales Growth in November, Boosting Margins, and Accelerating Brand Expansion

Year-End Momentum and 3 Upcoming Products Position Worksport for a Strong 2025

West Seneca, New York, December 6, 2024 - Worksport Ltd. (NASDAQ: WKSP) ("Worksport" or the "Company"), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is pleased to announce continued significant sales growth in its business-to-consumer (B2C) and business-to-business (B2B) segments for October and November 2024. The Company also saw improved gross margins, a key objective in its strategic shift of selling exclusively the higher margin Worksport branded products, discontinuing all current lower margin private label programs.

Steven Rossi, Chief Executive Officer of Worksport, stated, "During this holiday period, demand surged to over three times the all-time daily sales record we set in Q3. This remarkable growth has exceeded our expectations and sets an encouraging pace for achieving even higher future sales targets."

Sales Growth Highlights

• B2C Sales Momentum:

o October 2024: B2C sales grew 16% compared to September.

o November 2024: B2C sales rose an impressive 51% from September, reflecting growing consumer adoption of Worksport's high-quality, American-made products. Earlier this month (https://www.globenewswire.com/news-release/2024/11/22/2985952/0/en/Worksport-Increases-Production-Capacity-to-Meet-Growing-Sales-Demand.html), Worksport announced an ambitious target to grow its average monthly B2C sales in Q3 by 100% to $1M per month. In very short time, Worksport has nearly achieved this objective.

• B2B (Non-Private Label) Surge:

o October 2024: Non-private label B2B sales increased 38% compared to September.

o November 2024: Non-private label B2B sales saw a 60% jump from September, demonstrating strong demand from dealers and distributors for Worksport-branded tonneau covers.

The upcoming launch (https://www.globenewswire.com/news-release/2024/10/29/2970733/0/en/Worksport-Ltd-Sees-Over-200-Growth-in-B2B-Sales-Initiates-Pre-Order-Campaign-for-New-AL4-Tonneau-Cover.html) of the premium AL4 product, anticipated to surpass the demand for the AL3, positions Worksport for substantial growth. Leveraging the sustained momentum of its tonneau cover sales, Worksport is also preparing for the full market launch of its groundbreaking clean-tech power generation system (https://www.globenewswire.com/news-release/2024/09/19/2948941/0/en/Worksport-Initiates-Alpha-Launch-of-Solis-Solar-Array-and-COR-Mobile-Battery-Power-Generator.html), SOLIS and COR, in 2025. These innovative products are expected to solidify Worksport's position as a leader in the clean energy and automotive accessory markets.

Strategic Pivot to Enhance Margins and Brand Recognition

In line with its long-term growth strategy, Worksport has strategically discontinued its private label sales, focusing only on Worksport branded B2C and B2B channels to capture higher margins and strengthen brand identity. This shift is already yielding results, with November 2024 gross margins improving notably compared to Q3 2024 levels. The strategic reduction of revenue from the lower margin private label sales has already been vastly replaced by strong growth in Worksport's higher margin branded sales. Growth in the B2C and B2B segments are projected to be the driving force behind Worksport's 2025 path to cash flow positivity.

Rossi added, "We're betting on ourselves and our amazing brand, products, and state of the art U.S factory. By strategically reducing private label production, we are creating a stronger foundation for Worksport's brand while driving profitability. The improvements in gross margins are just the beginning. We are positioning ourselves for sustained growth across both B2C and B2B markets for the foreseeable future. There is healthy demand for what we're making; the best of our products is yet to come with Solis, COR, and AL4."

Outlook: Sustained Growth and Momentum

Worksport anticipates continued improvements in gross margin as the Company's branded products gain further traction in the market and further economies of scale are met in the factory.  The surge in branded sales during October and November 2024 reflects the success of Worksport's aggressive sales initiatives and its commitment to delivering innovative, high-quality products to customers and business partners.

The Company remains confident in its ability to expand market share and enhance shareholder value as it executes its strategic vision.

Key 2024 Press-Releases

  December 5: Worksport Adopts Changes in Corporate Treasury (https://www.newsfilecorp.com/release/232573/Worksport-WKSP-To-Adopt-Cryptocurrency-Bitcoin-and-XRP-for-Corporate-Treasury)
  November 22: Worksport Announces 30% Increase in Production Capacity (https://www.globenewswire.com/news-release/2024/11/22/2985952/0/en/Worksport-Increases-Production-Capacity-to-Meet-Growing-Sales-Demand.html)
  November 21: CEO Insider Purchase; Worksport Investigates Short Selling (https://www.newsfilecorp.com/release/230775)
  October 29: 200% Growth in B2B Sales; Pre-Order Campaign Initiated For AL4 (https://www.globenewswire.com/news-release/2024/10/29/2970733/0/en/Worksport-Ltd-Sees-Over-200-Growth-in-B2B-Sales-Initiates-Pre-Order-Campaign-for-New-AL4-Tonneau-Cover.html)
  October 17: Nasdaq Grants Extension To Regain Compliance (https://www.globenewswire.com/news-release/2024/10/17/2965235/0/en/Worksport-Ltd-Granted-Nasdaq-Extension-to-Regain-Compliance-with-1-Minimum-Bid-Price.htm)
  October 17: $2MM+ Projected Savings From New Strategic Initiative (https://investors.worksport.com/worksport-announces-accelerated-path-to-profitability-with-2m-in-projected-savings-strengthens-financial-stability-ahead-of-upcoming-product-launches/)
  September 30: Update On ISO Certification (https://www.globenewswire.com/news-release/2024/09/30/2955171/0/en/Worksport-Provides-Progress-Update-on-ISO-9000-Certification.html)
  September 19: Alpha Launch of SOLIS & COR (https://www.globenewswire.com/news-release/2024/09/19/2948941/0/en/Worksport-Initiates-Alpha-Launch-of-Solis-Solar-Array-and-COR-Mobile-Battery-Power-Generator.html)
  September 11: Worksport COR as an EV Range Extender for Tesla Model 3 (https://www.newsfilecorp.com/release/222838/Worksport-Announces-Successful-Level-1-Tesla-Charging-with-COR-Battery-Generator)
  August 14: Record High Revenues; 275% Q2 Growth (https://investors.worksport.com/worksport-wksp-announces-record-high-revenues-275-q2-growth/)

  May 8: Worksport Awarded $2.8MM Grant (https://investors.worksport.com/worksport-announces-2-8-million-grant-from-new-york-state-plans-significant-growth-innovation/)

Read all Worksport press releases: [Link to All Press Releases] (https://www.nasdaq.com/market-activity/stocks/wksp/press-releases?page=1&rows_per_page=25).

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the EV sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

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